Transocean Ltd. Investor Relations and Corporate Communications

News Release
Analyst Contacts:	Thad Vayda
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:	Pam Easton	FOR RELEASE:	February 25, 2015
+1 713-232-7647

TRANSOCEAN LTD. REPORTS FOURTH QUARTER AND
FULL YEAR 2014 RESULTS

•	Revenues were $2.237 billion, compared with $2.270 billion in the third quarter of 2014;

•	Operating and maintenance expenses were $1.310 billion, down from $1.318 billion in the prior period;

•	Adjusted net income was $344 million, $0.95 per diluted share, which excludes net unfavorable items;

•
Net loss attributable to controlling interest was $739 million, $2.04 per diluted share, including $1.083 billion of net unfavorable items, versus the comparable third quarter net loss of $2.217 billion, $6.12 per diluted share, including $2.569 billion of net unfavorable items;

•	The Annual Effective Tax Rate(1) was 26.5 percent, up from 24.8 percent in the prior quarter;

•	Cash flows from operating activities were $566 million, down sequentially from $882 million;

•	Fleet revenue efficiency(2) was 95.3 percent, up from 92.6 percent in the third quarter. Revenue efficiency on ultra-deepwater rigs was 95.4 percent, up from 91.6 percent in the prior quarter;

•	Fleet utilization(3) was 72 percent, versus 75 percent in the third quarter; and

•	Contract backlog was $21.2 billion as of the February 17, 2015, Fleet Update Summary.

ZUG, SWITZERLAND-February 25, 2015-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported a net loss attributable to controlling interest for the three months ended December 31, 2014 of $739 million, or $2.04 per diluted share. Fourth quarter 2014 results included net unfavorable items of $1.083 billion, $2.99 per diluted share, as follows:

•
$992 million, $2.75 per diluted share, resulting from a non-cash goodwill impairment. The impairment is due to the decline in the market valuation of the company’s contract drilling services business. As the result of this impairment, the company has no goodwill remaining on its balance sheet.

•	$148 million, $0.40 per diluted share, in impairments of assets classified as held for sale; and

•	$9 million, $0.02 per diluted share, primarily associated with a loss on retirement of debt and other items.

These net unfavorable items were partially offset by:

•	$66 million, $0.18 per diluted share, of favorable discrete tax benefits.
After consideration of these net unfavorable items, fourth quarter adjusted net income was $344 million, or $0.95 per diluted share.
For the three months ended December 31, 2013, the company reported net income attributable to controlling interest of $233 million, $0.64 per diluted share, which included net unfavorable items of $27 million, or $0.07 per diluted share. After consideration of these net unfavorable items, adjusted net income was $260 million, or $0.71 per diluted share.
Revenues for the three months ended December 31, 2014 decreased $33 million sequentially to $2.237 billion. The decrease was due primarily to increased idle time on several rigs partly offset by higher revenue efficiency, lower out-of-service days, and the commencement of operations in the third quarter of the company’s two newbuild ultra-deepwater drillships, Deepwater Asgard and Deepwater Invictus.
Operating and maintenance expenses decreased $8 million sequentially to $1.310 billion due primarily to lower shipyard and maintenance expenses.
General and administrative expenses increased $10 million from the prior quarter to $62 million. The increase was due primarily to costs associated with the company’s cost reduction initiatives and, to a lesser extent, personnel costs associated with Transocean Partners.
Transocean’s fourth quarter Effective Tax Rate(4) decreased to (1.3) percent from 0.7 percent in the third quarter of 2014. The decrease was primarily associated with the impairment of goodwill and other assets and favorable changes in estimates related to prior years’ tax liabilities partly offset by the impact of foreign currency losses on deferred tax assets mainly associated with the Norwegian Krone. Transocean’s Annual Effective Tax Rate for the fourth quarter of 2014 was 26.5 percent versus 24.8 percent for the prior quarter. Income tax expense included an unfavorable tax expense of $36 million, $0.10 per diluted share, to reflect the increase in the Annual Effective Tax Rate to 18.7 percent for 2014 from 16.7 percent for the nine months ended September 30, 2014.
Interest expense, net of amounts capitalized, was $123 million in the fourth quarter, generally unchanged from the prior quarter. Interest income was $8 million, compared with $6 million in the third quarter. Capitalized interest was $24 million, down sequentially from $33 million.
Cash flows from operating activities decreased $316 million from third quarter 2014 to $566 million due primarily to changes in working capital.
Capital expenditures decreased $47 million sequentially to $318 million.
Full Year 2014
For the year ended December 31, 2014, net loss attributable to controlling interest totaled $1.913 billion, or $5.29 per diluted share. Full year results included $3.716 billion, $10.23 per diluted share, of net unfavorable items as follows:

•	$3.826 billion, $10.53 per diluted share, resulting from a non-cash goodwill impairment, impairment of the Deepwater Floater asset group, and impairments of assets classified as held for sale; and

•	$28 million, $0.08 per diluted share, in net losses from discontinued operations and other miscellaneous unfavorable items.

These net unfavorable items were partially offset by:

•	$138 million, $0.38 per diluted share, in favorable discrete tax benefits.
After consideration of these net unfavorable items, adjusted net income for 2014 was $1.803 billion, or $4.94 per diluted share.
Interest expense, net of amounts capitalized, was $483 million for 2014, down from $584 million in 2013. In addition to scheduled maturities, the decrease reflects the completion of the company’s $1.0 billion accelerated debt retirement program. Capitalized interest for 2014 was $133 million, compared with $78 million in 2013. Interest income was $39 million for 2014, versus $52 million in 2013.
Cash flow from operating activities totaled $2.220 billion in 2014, compared with $1.918 billion in 2013, an increase of $302 million.
For the year ended December 31, 2013, net income attributable to controlling interest totaled $1.407 billion, $3.87 per diluted share, which included net unfavorable items of $81 million, or $0.22 per diluted share. After consideration of the net unfavorable items, adjusted net income for 2013 was $1.488 billion, or $4.09 per diluted share.
Full Year 2015 Guidance Summary
The following table is a summary of the company’s full year 2015 guidance for key income statement and balance sheet items. These estimates are based upon management’s current expectations and assumptions and are subject to change.

Item	Range
Fleet Average Revenue Efficiency	95 percent
Other Revenues *	$115 million - $130 million
Operating and Maintenance Expenses	$4.5 billion - $4.7 billion
Depreciation	$1.0 billion - $1.2 billion
General and Administrative Expenses	$200 million - $215 million
Net Interest Expense **	$400 million - $450 million
Annual Effective Tax Rate	19 percent - 21 percent
Capital Expenditures	$1.8 billion

* Other Revenues primarily includes recharges and other miscellaneous revenues.
** Net Interest Expense is net of capitalized interest of approximately $130 million and interest income of approximately $20 million.

Non-GAAP Financial Measures

All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.
Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as “possible,” “intend,” “will,” “if,” “expect” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in tax estimates, impairment of goodwill, impairment of the Deepwater Floater asset group, 2015 guidance on key items, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2014, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.
Conference Call Information

Transocean will conduct a teleconference starting at 9:30 a.m. EST, 3:30 p.m. CET, on Thursday, February 26, 2015, to discuss the results. To participate, dial +1 913-312-0375 and refer to confirmation code 5168358 approximately 10 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean’s website, www.deepwater.com, by selecting “Investor Relations/Overview.” Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found by selecting “Investor Relations/Financial Reports.”
A replay of the conference call will be available after 12:30 p.m. EST, 6:30 p.m. CET, on February 26, 2015. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 5168358. The replay will also be available by on the company’s website.
About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of 71 mobile offshore drilling units consisting of 44 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 17 midwater floaters and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.
For more information about Transocean, please visit: www.deepwater.com.

Notes
(1) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”
(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”
(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage. See the accompanying schedule entitled “Utilization.”
(4) Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013

Operating revenues
Contract drilling revenues	$2,167	$2,202	$8952	$9,070
Other revenues	70	50	222	179
	2,237	2,252	9174	9,249
Costs and expenses
Operating and maintenance	1,310	1,461	5110	5,563
Depreciation	290	275	1139	1,109
General and administrative	62	75	234	286
	1,662	1,811	6483	6,958
Loss on impairment	-1,210	-27	-4043	-81
Gain (loss) on disposal of assets, net	-12	-16	-26	7
Operating income (loss)	-647	398	-1378	2,217

Other income (expense), net
Interest income	8	13	39	52
Interest expense, net of amounts capitalized	-123	-139	-483	-584
Other, net	10	-8	22	-29
	-105	-134	-422	-561
Income (loss) from continuing operations before income tax expense	-752	264	-1800	1,656
Income tax expense	10	44	146	258
Income (loss) from continuing operations	-762	220	-1946	1,398
Income (loss) from discontinued operations, net of tax	-4	15	-20	9

Net income (loss)	-766	235	-1966	1,407
Net income (loss) attributable to noncontrolling interest	-27	2	-53	0
Net income (loss) attributable to controlling interest	$-739	$233	$-1913	$1,407

Earnings (loss) per share‑basic
Earnings (loss) from continuing operations	$-2.03	$0.60	$-5.23	$3.85
Earnings (loss) from discontinued operations	-0.01	0.04	-0.06	0.02
Earnings (loss) per share	$-2.04	$0.64	$-5.29	$3.87

Earnings (loss) per share‑diluted
Earnings (loss) from continuing operations	$-2.03	$0.60	$-5.23	$3.85
Earnings (loss) from discontinued operations	-0.01	0.04	-0.06	0.02
Earnings (loss) per share	$-2.04	$0.64	$-5.29	$3.87

Weighted‑average shares outstanding
Basic	362	361	362	360
Diluted	362	361	362	360

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	December 31,
	2014	2013

Assets
Cash and cash equivalents	$2,635	$3,243
Accounts receivable, net
Trade	2,084	2,112
Other	36	50
Materials and supplies, net	818	737
Assets held for sale	25	148
Deferred income taxes, net	161	151
Other current assets	242	331
Total current assets	6,001	6,772

Property and equipment	28,516	29,518
Less accumulated depreciation	-6,978	-7,811
Property and equipment, net	21,538	21,707
Goodwill	0	2,987
Other assets	874	1,080
Total assets	$28,413	$32,546

Liabilities and equity
Accounts payable	$784	$1,106
Accrued income taxes	131	53
Debt due within one year	1,033	323
Other current liabilities	1,822	2,072
Total current liabilities	3,770	3,554

Long‑term debt	9,059	10,379
Deferred income taxes, net	237	374
Other long‑term liabilities	1,354	1,554
Total long‑term liabilities	10,650	12,307

Commitments and contingencies
Redeemable noncontrolling interest	11	0

Shares, CHF 15.00 par value, 396,260,487 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 362,279,530 outstanding at December 31, 2014 and 373,830,649 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 360,764,100 outstanding at December 31, 2013	5,169	5,147
Additional paid‑in capital	5,797	6,784
Treasury shares, at cost, 2,863,267 held at December 31, 2014 and 2013	-240	-240
Retained earnings	3,349	5,262
Accumulated other comprehensive loss	-404	-262
Total controlling interest shareholders’ equity	13,671	16,691
Noncontrolling interest	311	-6
Total equity	13,982	16,685
Total liabilities and equity	$28,413	$32,546

TRANSOCEAN LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three months ended December 31,		Years ended December 31,
	2,014	2,013	2,014	2,013

Cash flows from operating activities
Net income (loss)	$(766)	$235	$(1,966)	$1,407
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(3)	6	(15)	(15)
Depreciation	290	275	1,139	1,109
Share-based compensation expense	23	28	98	113
Loss on impairment	1,210	27	4,043	81
Loss on impairment of assets in discontinued operations	—	—	—	14
(Gain) loss on disposal of assets, net	12	16	26	(7)
(Gain) loss on disposal of assets in discontinued operations, net	—	(5)	10	(54)
Deferred income taxes	(8)	55	(142)	(9)
Other, net	25	22	52	99
Changes in deferred revenue, net	26	(10)	106	(78)
Changes in deferred costs, net	(16)	36	(48)	74
Changes in operating assets and liabilities	(227)	88	(1,083)	(816)
Net cash provided by operating activities	566	773	2,220	1,918

Cash flows from investing activities
Capital expenditures	(318)	(948)	(2,165)	(2,238)
Proceeds from disposal of assets, net	12	—	215	174
Proceeds from disposal of assets in discontinued operations, net	—	73	35	204
Proceeds from sale of preference shares	—	—	—	185
Proceeds from repayment of notes receivable	—	3	101	17
Other, net	1	—	(14)	—
Net cash used in investing activities	(305)	(872)	(1,828)	(1,658)

Cash flows from financing activities
Repayments of debt	(221)	(19)	(539)	(1,692)
Proceeds from restricted cash investments	—	15	176	298
Deposits to restricted cash investments	—	(7)	(20)	(119)
Distribution of qualifying additional paid‑in capital	(272)	(202)	(1,018)	(606)
Proceeds from sale of noncontrolling interest	—	—	443	—
Other, net	(6)	(4)	(42)	(32)
Net cash provided by (used in) financing activities	(499)	(217)	(1,000)	(2,151)

Net increase (decrease) in cash and cash equivalents	(238)	(316)	(608)	(1,891)
Cash and cash equivalents at beginning of period	2,873	3,559	3,243	5,134
Cash and cash equivalents at end of period	$2,635	$3,243	$2,635	$3,243

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Twelve months ended December 31,
	December 31, 2014	September 30, 2014	December 31, 2013	2014	2013
Contract drilling revenues
High-Specification Floaters:
Ultra-Deepwater Floaters:	$997	$1,135	$1,098	$4,495	$4,523
Deepwater Floaters	277	233	255	1,021	1,142
Harsh Environment Floaters	312	247	283	1,099	1,150
Total High-Specification Floaters	1,586	1,615	1,636	6,615	6,815
Midwater Floaters	428	442	429	1,723	1,658
High-Specification Jackups	149	154	143	598	582
Contract intangible revenue	4	4	(6)	16	15
Total contract drilling revenues	2,167	2,215	2,202	8,952	9,070

Other revenues
Client reimbursable revenues	40	46	42	172	167
Integrated services and other	30	9	8	50	12
Total other revenues	70	55	50	222	179
Total revenues	$2,237	$2,270	$2,252	$9,174	$9,249

	Average Daily Revenue (1)
	Three months ended			Twelve months ended December 31,
	December 31, 2014	September 30, 2014	December 31, 2013	2014	2013
High-Specification Floaters:
Ultra-Deepwater Floaters	$544,800	$527,200	$510,200	$539,300	$500,200
Deepwater Floaters	391,100	357,700	370,700	378,300	353,400
Harsh Environment Floaters	564,600	585,300	438,200	507,400	451,700
Total High-Specification Floaters	513,100	500,600	469,400	501,100	459,800
Midwater Floaters	338,500	353,000 11	338,400	347,200	311,100
High-Specification Jackups	170,200	167,800	165,600	168,500	164,400
Total	$413,500	$409,900	$393,100	$411,600	$382,300

Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Twelve months ended December 31,
	December 31, 2014	September 30, 2014	December 31, 2013	2014	2013
High-Specification Floaters:
Ultra-Deepwater Floaters	69%	83%	87%	82%	92%
Deepwater Floaters	64%	59%	62%	62%	68%
Harsh Environment Floaters	86%	65%	100%	85%	100%
Total High-Specification Floaters	70%	74%	82%	77%	86%
Midwater Floaters	65%	65%	60%	64%	61%
High-Specification Jackups	95%	99%	79%	93%	91%
Total Drilling Fleet	72%	75%	75%	76%	79%

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

Revenue Efficiency(3)
Trailing Five Quarters and Historical Data

	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013	FY 2014	FY 2013	FY 2012
Ultra-Deepwater	95.4%	91.6%	94.0%	96.4%	90.0%	94.3%	89.4%	93.2%
Deepwater	96.3%	93.3%	94.5%	100.5%	95.0%	96.2%	91.0%	91.4%
Harsh Environment Floaters	96.0%	94.7%	95.7%	96.3%	92.1%	95.7%	96.9%	97.1%
Midwater Floaters	93.0%	92.2%	97.0%	91.1%	92.3%	93.3%	93.5%	90.9%
High-Specification Jackups	99.0%	97.0%	97.3%	94.5%	97.2%	97.0%	97.8%	95.0%
Total	95.3%	92.6%	95.0%	95.7%	91.7%	94.7%	91.7%	93.0%

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Ltd. and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Income from continuing operations before income taxes	$(752)	$(2,278)	$264	$(1,800)	$1,656
Add back (subtract):
Litigation matters	—	(21)	17	(18)	120
One-time termination benefits	1	4	6	10	32
Loss on early lease termination	—	—	3	—	3
Loss on impairment of goodwill and other assets	1,210	2,768	27	4,043	64
(Gain) loss on disposal of assets, net	(6)	3	1	(4)	(33)
Loss on financial instruments	—	—	—	—	19
Loss on retirement of debt	8	—	—	13	2
Adjusted income from continuing operations before income taxes	461	476	318	2,244	1,863

Income tax expense (benefit) from continuing operations	10	(16)	44	146	258
Add back (subtract):
Litigation matters	—	(7)	6	(6)	42
One-time termination benefits	—	1	1	1	5
Loss on impairment of goodwill and other assets	48	95	—	143	—
(Gain) loss on disposal of assets, net	(2)	—	—	(2)	(12)
Changes in estimates (1)	66	45	5	138	82
Adjusted income tax expense from continuing operations (2)	$122	$118	$56	$420	$375

Effective Tax Rate (3)	(1.3)%	0.7%	16.7%	(8.1)%	15.6%

Annual Effective Tax Rate (4)	26.5%	24.8%	17.6%	18.7%	20.1%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2) The three months and year ended December 31, 2014 includes $36 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3) Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.
(4) Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income and Adjusted Diluted Earnings Per Share
(in US$ millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/14	12/31/14	09/30/14	09/30/14	06/30/14	06/30/14	03/31/14
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	(1,913)	(739)	(1,174)	(2,217)	1,043	587	456
Add back (subtract):
Litigation matters	(12)	—	(12)	(14)	2	—	2
One-time termination benefits	9	1	8	3	5	4	1
Loss on impairment of goodwill and other assets	3,826	1,140	2,686	2,621	65	—	65
(Gain) loss on disposal of assets, net	(2)	(4)	2	3	(1)	(1)	—
Loss on retirement of debt	13	8	5	—	5	4	1
Loss on disposal of assets in discontinued operations	10	—	10	—	10	—	10
Loss (income) from discontinued operations	10	4	6	1	5	7	(2)
Discrete tax items and other, net	(138)	(66)	(72)	(45)	(27)	(14)	(13)
Net income, as adjusted	1,803	344	1,459	352	1,107	587	520

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	(5.29)	(2.04)	(3.24)	(6.12)	2.86	1.61	1.25
Add back (subtract):
Litigation matters	(0.03)	—	(0.03)	(0.04)	0.01	—	0.01
One-time termination benefits	0.02	—	0.02	0.01	0.01	0.01	—
Loss on impairment of goodwill and other assets	10.53	3.15	7.39	7.22	0.19	—	0.19
(Gain) loss on disposal of assets, net	(0.01)	(0.01)	0.01	0.01	—	—	—
Loss on retirement of debt	0.04	0.02	0.01	—	0.01	0.01	—
Loss on disposal of assets in discontinued operations	0.03	—	0.03	—	0.03	—	0.03
Loss (income) from discontinued operations	0.03	0.01	0.02	—	0.01	0.02	(0.01)
Discrete tax items and other, net	(0.38)	(0.18)	(0.21)	(0.12)	(0.08)	(0.04)	(0.04)
Diluted earnings per share, as adjusted	4.94	0.95	4	0.96	3.04	1.61	1.43

YTD	QTD	YTD	QTD	YTD	QTD	QTD
12/31/2013	12/31/13	09/30/13	09/30/13	06/30/13	06/30/13	03/31/13
Adjusted Net Income
Net income attributable to controlling interest, as reported	233	1,174	546	628	307	321
Add back (subtract):
Litigation matters	11	67	19	48	—	48
One-time termination benefits	5	22	15	7	7	—
Loss on early lease termination	3	—	—	—	—	—
Loss on impairment of assets	27	37	—	37	37	—
Gain on disposal of assets, net	—	(22)	(22)	—	—	—
Loss on retirement of debt	—	2	—	2	1	1
Loss on financial instruments	—	19	—	19	19	—

Loss on impairment of assets in discontinued operations	—	14	14	—	—	—
Gain on disposal of assets in discontinued operations	(5)	(49)	(31)	(18)	(3)	(15)
Loss (income) from discontinued operations	(9)	41	9	32	15	17
Discrete tax items and other, net	(5)	(77)	(55)	(22)	11	(33)
Net income, as adjusted	260	1,228	495	733	394	339

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	0.64	3.23	1.5	1.73	0.84	0.88
Add back (subtract):
Litigation matters	0.03	0.19	0.05	0.13	—	0.13
One-time termination benefits	0.01	0.06	0.04	0.02	0.02	—
Loss on early lease termination	0.01	—	—	—	—	—
Loss on impairment of assets	0.07	0.1	—	0.1	0.1	—
Gain on disposal of assets, net	—	(0.06)	(0.06)	—	—	—
Loss on retirement of debt	—	0.01	—	0.01	—	—
Loss on financial instruments	—	0.05	—	0.05	0.05	—
Loss on impairment of assets in discontinued operations	—	0.04	0.04	—	—	—
Gain on disposal of assets in discontinued operations	(0.01)	(0.14)	(0.09)	(0.05)	(0.01)	(0.04)
Loss (income) from discontinued operations	(0.03)	0.11	0.02	0.09	0.04	0.05
Discrete tax items and other, net	(0.01)	(0.21)	(0.14)	(0.06)	0.04	(0.09)
Diluted earnings per share, as adjusted	0.71	3.38	1.36	2.02	1.08	0.93